Elevation Series Trust 485APOS

Exhibit 99.(g)(13)

FIRST AMENDMENT

ELEVATION SERIES TRUST

CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Custody Agreement dated as of June 25, 2025 (the “Agreement”), is entered into by and between ELEVATION SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following fund to Exhibit A:

●	The Disciplined Growth Investors Equity Fund

WHEREAS, Section 15.02 of the Agreement allows for this amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ELEVATION SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bradley J. Swenson	By:	/s/ Gregory J. Farley
Name: Bradley J. Swenson		Name: Gregory J. Farley
Title: President		Title: Senior Vice President
Date: 12.17.2025		Date: 12.17.2025

EXHIBIT A

Custody Agreement

Separate Series of Elevation Series Trust

Name of Series

The Disciplined Growth Investors Fund

The Disciplined Growth Investors Equity Fund

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